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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-56306, 33-56440, 33-56442, 33-79672 and
33-98006) of our report dated December 9, 1996, except as to Note L, which is as of January 23, 1997, appearing on page F-4 of this Annual Report on Form 10-K.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Dallas, Texas
January 29, 1997